                                                                      EXHIBIT 11

                               QUANEX CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                 YEARS ENDED OCTOBER 31,
                                                              -----------------------------
                                                               1997       1996       1995
                                                              -------    -------    -------
                                                                  (IN THOUSANDS, EXCEPT
                                                                   PER SHARE AMOUNTS)
Income from continuing operations...........................  $27,718    $22,978    $23,380
Income from discontinued operations, net of income taxes....    5,176      9,912     10,480
Gain on sale of discontinued operations, net of income
  taxes.....................................................   36,290         --         --
                                                              -------    -------    -------
Income before extraordinary charge..........................   69,184     32,890     33,860
Extraordinary charge -- early extinguishment of debt........       --     (2,522)    (2,021)
                                                              -------    -------    -------
Net income..................................................  $69,184    $30,368    $31,839
Preferred dividend requirements.............................       --         --     (3,957)
                                                              -------    -------    -------
Net income attributable to common stockholders..............  $69,184    $30,368    $27,882
                                                              =======    =======    =======
Weighted average shares outstanding-primary.................   14,029     13,658     13,580
                                                              =======    =======    =======
Earnings per common share:
  Primary:
     Income from continuing operations......................  $  1.98    $  1.68    $  1.43
     Income from discontinued operations....................     0.37       0.73       0.77
     Gain on sale of discontinued operations................     2.58         --
     Extraordinary charge...................................       --      (0.19)     (0.15)
                                                              -------    -------    -------
          Earnings per common share.........................  $  4.93    $  2.22    $  2.05
                                                              =======    =======    =======
Income from continuing operations...........................  $27,718    $22,978    $23,380
Income from discontinued operations, net of income taxes....    5,176      9,912     10,480
Gain on sale of discontinued operations, net of income
  taxes.....................................................   36,290         --         --
                                                              -------    -------    -------
Income before extraordinary charge..........................   69,184     32,890     33,860
Extraordinary charge -- early extinguishment of debt........       --     (2,522)    (2,021)
                                                              -------    -------    -------
Net income..................................................  $69,184    $30,368    $31,839
Interest on 6.88% convertible subordinated debentures and
  amortization of related issuance costs, net of applicable
  income taxes..............................................    3,997      3,567      1,188
                                                              -------    -------    -------
Adjusted net income.........................................  $73,181    $33,935    $33,027
                                                              =======    =======    =======
Weighted average shares outstanding-primary.................   14,029     13,658     13,580
Effect of common stock equivalents arising from stock
  options...................................................       --        231         --
Preferred stock assumed converted to common stock...........       --         --      1,825
Subordinated debentures assumed converted to common stock...    2,696      2,696        899
                                                              -------    -------    -------
Weighted average shares outstanding-fully diluted...........   16,725     16,585     16,304
                                                              =======    =======    =======
Earnings per common share:
  Assuming full dilution:
     Income from continuing operations......................  $  1.90    $  1.60    $  1.51
     Income from discontinued operations....................     0.31       0.60       0.64
     Gain on sale of discontinued operations................     2.17         --         --
     Extraordinary charge...................................       --      (0.15)     (0.12)
                                                              -------    -------    -------
          Earnings per common share.........................  $  4.38    $  2.05    $  2.03
                                                              =======    =======    =======
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